Exhibit 99.2

For Immediate Release

Clark Holdings Inc. Announces Voting Results of Special Meeting

Trenton, New Jersey, September 17, 2010 – Clark Holdings Inc. (“Clark”) (NYSE AMEX: GLA; GLA.U; GLA.WS), a non-asset-based provider of mission-critical supply chain solutions, today announced the voting results of its special meeting of stockholders held on September 15, 2010.  Stockholders of record on the record date, July 26, 2010, were entitled to vote at the special meeting.  Approximately 74% of Clark’s outstanding shares of common stock were represented by proxy or in person at the special meeting.

At the special meeting, Clark’s stockholders approved an amendment to Clark’s amended and restated certificate of incorporation decreasing the number of shares of common stock that Clark is authorized to issue from 400,000,000 to 40,000,000 shares.

The exact tally of the votes is included in a Current Report on Form 8-K filed today by Clark with the Securities and Exchange Commission.

About Clark

Over its 30-year history, Clark has built a position as the leading independent provider of value-added distribution, transportation management, and international air and ocean freight forwarding services to the print media and other industries.

This press release may contain certain forward-looking statements including statements with regard to the future performance of Clark. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties that are detailed in Clark’s filings with the Securities and Exchange Commission.  Clark undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Gregory Burns, Chief Executive Officer
Clark Holdings Inc.
646-495-5094